Exhibit 99.3

Bylaw Amendments Effective January 1, 2013

ARTICLE II

BOARD OF DIRECTORS (excerpts)

Section 2.04. CHAIRMAN OF THE BOARD. The Board of Directors shall designate from its membership a Chairman of the Board, who shall preside at all meetings of the stockholders and of the Board of Directors. He may sign with the Secretary or an Assistant Secretary certificates of stock of the Corporation, and he shall perform such other duties as may be prescribed by the Board of Directors. The Chairman will coordinate with the Lead Director on matters of Board administration and with the Chief Executive Officer and other members of management on matters relating to governance, financial reporting, stockholder engagement and input, and succession planning. The Chairman of the Board shall serve as the Chairman of the Executive Committee and shall preside at all meetings of the Executive Committee.

Section 2.10. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time, at any place, and for any purpose by the Chairman of the Board, the Lead Director, the Chief Executive Officer, any three (3) directors, or by any officer of the Corporation upon the request of a majority of the Board.

ARTICLE IV

OFFICERS (excerpts)

Section 4.01. EXECUTIVE OFFICERS – ELECTION AND TERM OF OFFICE. The Executive Officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, who also shall be the ~~Chief Executive Officer~~Vice Chairman of the Board, the President, such number of Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. The Executive Officers shall be elected annually by the Board of Directors at its first meeting following each annual meeting of stockholders and each such officer shall hold office until the corresponding meeting of the Board of Directors in the next year and until his or her successor shall have been duly chosen and qualified or until his or her death or until he or she shall have resigned, or shall have been removed from office in the manner provided in this Article IV. Any vacancy in any of the above offices may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 4.02. CHAIRMAN OF THE BOARD. If the Board of Directors designates a Chairman of the Board who is also an employee, the Chairman shall be considered an officer of the Corporation.

Section 4.03. CHIEF EXECUTIVE OFFICER AND VICE CHAIRMAN~~OF THE BOARD~~. The Vice Chairman of the Board shall be the Chief Executive Officer of the Corporation. ~~The Chief Executive Officer of the Corporation shall serve as the Chairman of the Executive Committee and shall preside at all meetings of the Executive Committee.~~ Subject to the authority of the Board of Directors, the Chief Executive Officer shall have general charge and supervision of the business and affairs of the Corporation. The Chief Executive Officer shall have the authority to sign and execute in the name of the Corporation all deeds, mortgages, bonds, contracts or other instruments. The Chief Executive Officer shall have the authority to vote stock in other corporations, and shall perform such other duties of management as may be prescribed by resolution or as otherwise may be assigned by the Board of Directors. As vested by these Bylaws, the Chief Executive Officer shall have the authority to delegate such authorization and power to some other officer or employee or agent of the Corporation as deemed appropriate.

ARTICLE VII

SUNDRY PROVISIONS (excerpts)

Section 7.02. VOTING OF STOCK IN OTHER CORPORATIONS. Any shares of stock in other corporations or associations, which may from time to time be held by the Corporation, may be represented and voted at any of the stockholders’ meetings thereof by the Chairman of the Board, Chief Executive Officer, or President of the Corporation or by any other person to whom the Chairman of the Board, Chief Executive Officer, or President of the Corporation may delegate such authority. The Board of Directors, however, may by resolution or delegation appoint some other person or persons to vote such shares, in which case such person or persons shall be entitled to vote such shares upon the production of a certified copy of such resolution or delegation.